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                                                                    Exhibit 8.1

                              [FORM OF TAX OPINION]

                             January 24, 1998 Draft


Pee Dee Bankshares, Inc.
110 West Main Street
Timmonsville, South Carolina  29161

         Re: Proposed Merger of Pee Dee Bankshares, Inc. with and into Centura Banks, Inc. and of Pee Dee State Bank with and into Centura Bank

Ladies and Gentlemen:

         We have acted as counsel to Pee Dee Bankshares, Inc., a corporation organized and existing under the laws of the State of South Carolina, in connection with the proposed merger (the "Merger") of Pee Dee with and into Centura Banks, Inc., a corporation organized and existing under the laws of the State of North Carolina ("Centura"). We have also acted as counsel to Pee Dee State Bank, a bank corporation organized and existing under the laws of the State of South Carolina and the subsidiary of Pee Dee ("State Bank"), in connection with the proposed merger (the "Bank Merger") of State Bank with and into Centura Bank, a bank corporation organized and existing under the laws of the State of North Carolina a wholly-owned subsidiary of Centura ("Centura Bank"), immediately following the Merger. The Merger and the Bank Merger will be effected pursuant to the Agreement and Plan of Reorganization by and between Centura and Pee Dee, dated as of December 30, 1997, which together with the Exhibits thereto shall be referred to as "the Agreement." You have requested our opinion with respect to certain federal income tax consequences of the Merger and the Bank Merger.

         In rendering this opinion, we have examined (1) the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder, (2) judicial decisions interpreting the Code and Regulations, and
(3) rulings and other documents issued by the Internal Revenue Service interpreting the Code and Regulations. In addition, we have relied upon certain information made known to us as more fully described below. All capitalized terms used herein without definition will have the respective meanings specified for such terms in the Agreement.

         In rendering the opinions expressed herein, we examined such documents as we have deemed appropriate, including (1) the Agreement; (2) the Registration Statement on Form S-4 filed by Centura with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") on January 9, 1998, including the Prospectus/Proxy Statement for the special meeting of the


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Pee Dee Bankshares, Inc.
January 24, 1998
Page 2


shareholders of Pee Dee and the special meeting of the shareholders of Pee Dee Bank (the "Registration Statement"); and (3) such additional documents as we have deemed relevant.

         In our examination of such documents, we have assumed that all documents delivered to us as photocopies faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate.

         We have also obtained such additional information and representations as we have deemed relevant and necessary through certificates provided by the management of Pee Dee and the management of Centura.

                                     MERGER

                            Structure of Transaction

         In connection with the Merger, the following will occur pursuant to the
Agreement:

         (1) Subject to the terms and conditions of the Agreement, at the Effective Time, Pee Dee will be merged with and into Centura pursuant to the provisions of, and with the effect provided in, Sections 55-11-01 and 55-11-06 of the North Carolina General Statutes (the "North Carolina Code") and Sections 33-11-106 and 33-11-107 of the Code of Laws of South Carolina 1976, as amended (the "South Carolina Code"). Centura will be the surviving corporation of the Merger and will continue to be governed by the laws of the State of North Carolina. The Merger will be consummated pursuant to the terms of the Agreement, which has been approved and adopted by the boards of directors of Centura and Pee Dee.

         (2) Subject to the provisions of the Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations will be converted as follows:

                  (a) Each share of Centura Common Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding from and after the Effective Time.

                  (b) Each share of Pee Dee Common Stock issued and outstanding at the Effective Time (other than shares held by shareholders of Pee Dee who exercise dissenters' rights) will cease to be outstanding and will be converted into and exchanged for the number of shares of Centura Common Stock determined in accordance with Section 3.1 of the Agreement (the "Merger Exchange Formula").

         (3) If Centura changes the number of shares of Centura Common Stock issued and outstanding as a result of any consolidation, split up, other subdivision or combination of Centura Common Stock, any dividend payable in Centura Common Stock or any capital reorganization involving the reclassification of Centura Common Stock after the date of the Agreement, the Merger Exchange Formula will be accordingly adjusted.


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Pee Dee Bankshares, Inc.
January 24, 1998
Page 3

         (4) Any holder of shares of Centura who perfects such shareholder's dissenters' rights of appraisal in accordance with Sections 33-13-101 et seq. of the South Carolina Code will be entitled to receive the value of such shares in cash as determined pursuant to such provisions of the South Carolina Code ; provided, however, that no such payment will be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the South Carolina Code and deposited in accordance with the Dissenters' Notice the certificate or certificates representing the shares for which payment is made.

         (5) Each holder of Pee Dee Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Centura Common Stock will receive, in lieu thereof, cash in an amount equal to such fractional part of the share of Centura Common Stock multiplied by the lesser of (i) the Average Share Price or (ii) $69.32.

                                   Assumptions

         We have also assumed that the following statements are true on the date hereof and will be true as of the Effective Time:

         (1) The fair market value of the Centura Common Stock (and other consideration, if any) received by each Pee Dee shareholder will be approximately equal to the fair market value of the Pee Dee Common Stock surrendered in exchange therefor.

         (2) There is no plan or intention on the part of the shareholders of Pee Dee to sell, exchange or otherwise dispose of a number of shares of Centura Common Stock received in the Merger that would reduce the Pee Dee shareholders' ownership of Centura Common Stock to a number of shares having a value, as of the Effective Time, of less than 50% of the value of all of the shares of Pee Dee Common Stock outstanding immediately prior to the Effective Time. For purposes of this assumption, shares of Pee Dee Common Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Centura Common Stock will be treated as outstanding Pee Dee Common Stock immediately prior to the Effective Time. Moreover, shares of Pee Dee Common Stock and shares of Centura Common Stock held by Pee Dee shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Effective Time will be considered in making this assumption.

         (3) Centura has no plan or intention to reacquire any of the Centura Common Stock issued in the Merger, except that Centura's board of directors has approved the repurchase in the open market of shares of Centura Common Stock equal in number up to 9.9% of the shares of Centura Common Stock to be issued in the Merger and the Bank Merger.

         (4) Centura has no plan or intention to sell or otherwise dispose of any of the assets of Pee Dee acquired in the transaction, except for dispositions made in the ordinary course of business and the Bank Merger.

         (5) The liabilities of Pee Dee assumed by Centura and the liabilities to which the transferred assets of Pee Dee are subject were incurred by Pee Dee in the ordinary course of its business.

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Pee Dee Bankshares, Inc.
January 24, 1998
Page 4


         (6) Following the Merger, Centura or Centura Bank will continue the historic business of Pee Dee or use a significant portion of Pee Dee's historic business assets in a business.

         (7) Centura, Pee Dee and the shareholders of Pee Dee will pay their respective expenses incurred in connection with the Merger, except that Centura will pay the filing fees payable in connection with the Registration Statement and printing costs incurred in connection with the printing of the Registration Statement.

         (8) There is no intercorporate indebtedness existing between Pee Dee and Centura or between Pee Dee and Centura Bank that was issued, acquired or will be settled at a discount.

         (9) Neither Centura nor Pee Dee is an investment company. For purposes of the preceding sentence and paragraph (12) under "Assumptions" in the discussion of the Bank Merger, an "investment company" is a corporation that is a regulated investment company, a real estate investment trust or a corporation 50% or more of the value whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. In making the 50% and 80% determinations of the preceding sentence, stock and securities in any subsidiary corporation will be disregarded and the parent corporation will be deemed to own a ratable share of the subsidiary's assets, and a corporation will be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock outstanding.

         (10) Pee Dee is not under the jurisdiction of a court in a case under Title 11 of the United State Code or a receivership, foreclosure, or similar proceeding in a federal or state court.

         (11) Both the fair market value and the total adjusted basis of the assets of Pee Dee transferred to Centura will equal or exceed the sum of (i) the liabilities assumed by Centura plus (ii) the amount of the liabilities (if any) to which the transferred assets are subject.

         (12) The payment of cash to Pee Dee shareholders in lieu of fractional shares of Centura Common Stock is solely for the purpose of avoiding the expense and inconvenience to Centura of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Pee Dee shareholders instead of issuing fractional shares of Centura Common Stock will not exceed 1% of the total consideration that will be issued in the Merger to the Pee Dee shareholders in exchange for their shares of Pee Dee Common Stock. The fractional share interests of each Pee Dee shareholder will be aggregated, and no Pee Dee shareholder will receive cash in an amount equal to or greater than the value of one full share of Centura Common Stock.

         (13) None of the compensation received by any shareholder-employee of Pee Dee will be separate consideration for, or allocable to, any of such shareholder-employee's shares of Pee Dee Common Stock; none of the shares of Centura Common Stock received by any shareholder-employee of Pee Dee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee of Pee Dee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms

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Pee Dee Bankshares, Inc.
January 24, 1998
Page 5



length for similar services.

         (14) At all times during the five-year period ending at the Effective Time, the fair market value all of Pee Dee's United States real property interests was and will have been less than 50% of the fair market value of the total of (a) its United States real property interests, (b) its interests in real property located outside the United States and (c) its other assets used or held for use in a trade or business. For purposes of the preceding sentence, (i) United States real property interests include all interests (other than an interest solely as a creditor) in real property and associated personal property located in the United States or the Virgin Islands and interests in any domestic corporation (other than a controlled corporation) owning any United States real property interest, (ii) Pee Dee is treated as owning its proportionate share (based on the relative fair market value of its ownership interest to all ownership interests) of the assets owned by any controlled corporation or any partnership, trust or estate in which Pee Dee is a partner or beneficiary, and
(iii) any such entity in turn is treated as owning its proportionate share of the assets owned by any controlled corporation or any partnership, trust or estate in which the entity is a partner or beneficiary. As used in this paragraph, "controlled corporation" means any corporation at least 50% of the fair market value of the stock of which is owned by Pee Dee (in the case of a first-tier subsidiary of Pee Dee) or by a controlled corporation (in the case of lower-tier subsidiary).

         (14) The Agreement represents the entire understanding of Pee Dee and Centura with respect to the Merger.

                                    Opinions

         Based solely on the information submitted and the assumptions set forth above and assuming that the Merger will take place as described in the Agreement and that the representations made by Pee Dee and Centura are true and correct at the time of the consummation of the Merger, we are of the opinion that:

         (1) If the Merger qualifies as a statutory merger under the South Carolina Code and the North Carolina Code, then notwithstanding the Bank Merger, the Merger will be a reorganization for federal income tax purposes within the meaning of Code ss. 368(a), and Pee Dee and Centura will each be "a party to a reorganization" within the meaning of Code ss. 368(b).

         (2) A shareholder of Pee Dee will recognize no gain or loss for federal income tax purposes upon the exchange of all of such shareholder's Pee Dee Common Stock solely for shares of Centura Common Stock.

         (3) For federal income tax purposes, the basis of the Centura Common Stock received by a Pee Dee shareholder in the Merger will be the same as the basis of the Pee Dee Common Stock surrendered by such shareholder in exchange therefor, less the basis of any fractional share of Centura Common Stock settled by cash payment.

         (4) For federal income tax purposes, the holding period of the Centura Common Stock received by a Pee Dee shareholder includes the period during which the Pee Dee Common Stock surrendered in exchange therefor was held by such shareholder, provided that the Pee Dee Common


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Pee Dee Bankshares, Inc.
January 24, 1998
Page 6

Stock was held by such shareholder as a capital asset at the Effective Time.

         (5) The payment of cash to Pee Dee shareholders in lieu of fractional share interests of Centura Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the Merger and then were redeemed by Centura. These cash payments will be treated as having been received as distributions in full payment in exchange for the shares redeemed as provided in Code ss. 302(a).

         (6) Neither Centura nor Pee Dee will recognize gain or loss for federal income tax purposes as a result of the Merger.

                                   BANK MERGER

                           Description of Transaction

         In connection with the Bank Merger, the following will occur pursuant to the Agreement:

         (1) Subject to the terms and conditions of the Agreement, immediately following the Merger, at the Effective Time, State Bank will be merged with and into Centura Bank in accordance with the provisions of, and with the effect provided in, Sections 53-2 and 53-13 of the North Carolina Code and Sections 33-11-106 and 33-11-107 of the South Carolina Code. Centura Bank will be the surviving corporation of the Bank Merger and will continue to be governed by the laws of the State of North Carolina. The Bank Merger will be consummated pursuant to the terms of the Agreement, which has been approved and adopted by the boards of directors of Centura, Centura Bank and State Bank.

         (2) Subject to the provisions of the Agreement, at the Effective Time, by virtue of the Bank Merger and without any action on the part of the holders thereof, the shares of the constituent corporations will be converted as follows:

                  (a) Each share of Centura Bank stock and each share of Centura Common Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding from and after the Effective Time.

                  (b) Each share of State Bank Common Stock (other than those shares acquired by Centura as a result of the Merger and other than those shares held by shareholders of State Bank who exercise dissenters' rights) issued and outstanding at the Effective Time will be converted into and exchanged for the number of shares of Centura Common Stock determined in accordance with Section
3.1 of the Agreement (the "Bank Merger Exchange Formula").

         (3) If Centura changes the number of shares of Centura Common Stock issued and outstanding as a result of a consolidation, split up, other subdivision or combination of Centura Common Stock, any dividend payable in Centura Common Stock or any capital reorganization involving the reclassification of Centura Common Stock after the date of the Agreement, the Bank Merger Exchange Formula will be accordingly adjusted.


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Pee Dee Bankshares, Inc.
January 24, 1998
Page 7


         (4) Each of the shares of State Bank Common Stock acquired by Centura as a result of the Merger will be cancelled at the Effective Time and no consideration will be issued in exchange therefor.

         (5) Any holder of shares of State Bank Common Stock who perfects such shareholder's dissenters' rights of appraisal in accordance with Sections 33-13-101 et seq. of the South Carolina Code will be entitled to receive the value of such shares in cash as determined pursuant to such provisions of the South Carolina Code; provided, however, that no such payment will be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the South Carolina Code and has deposited in accordance with the Dissenters' Notice the certificate or certificates representing the shares for which payment is being made.

         (6) Each holder of shares of State Bank Common Stock exchanged pursuant to the Bank Merger who would otherwise have been entitled to receive a fraction of a share of Centura Common Stock will receive, in lieu thereof, cash in an amount equal to such fractional part of a share of Centura Common Stock multiplied by the lesser of (i) the Average Share Price or (ii) $69.32.

                                   Assumptions

         We have also assumed that the following statements are true on the date hereof and will be true as of the Effective Time:

         (1) The fair market value of the Centura Common Stock (and other consideration, if any) received by each State Bank shareholder will be approximately equal to the fair market value of the State Bank Common Stock surrendered by such shareholder in exchange therefor.

         (2) There is no plan or intention on the part of the shareholders of State Bank to sell, exchange or otherwise dispose of a number of shares of Centura Common Stock received in the Bank Merger that would reduce the State Bank shareholders' ownership of Centura Common Stock to a number of shares having a value, as of the Effective Time, of less than 50% of the value of all State Bank Common Stock outstanding immediately prior to the Effective Time. For purposes of this assumption, shares of State Bank Common Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Centura Common Stock will be treated as outstanding State Bank Common Stock immediately prior the Effective Time. Moreover, shares of State Bank Common Stock and shares of Centura Common Stock held by State Bank shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Bank Merger will be considered in making this assumption.

         (3) Centura Bank will acquire at least 90% of the fair market value of the net assets held by State Bank immediately prior to the Effective Time and at least 70% of the fair market value of the gross assets held by State Bank immediately prior to the Effective Time. For purposes of this assumption, amounts paid by State Bank to dissenters, amounts paid by State Bank to shareholders who receive cash or other property, State Bank assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by State Bank


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Pee Dee Bankshares, Inc.
January 24, 1998
Page 8


preceding the Effective Time will be included as assets of State Bank held immediately prior to the Effective Time.

         (4) As of the Effective Time, Centura will be in control of Centura Bank within the meaning of Code ss. 368(c). For purposes of this assumption and the immediately following assumption, the term "control" means the ownership of stock possessing at least 80% of the total combined voting power of all classes of Centura Bank stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of Centura Bank.

         (5) Centura Bank has no plan or intention to issue additional shares of its stock that would result in Centura losing control (within the meaning of Section 368(c)) of Centura Bank after the Effective Time.

         (6) Centura has no plan or intention to reacquire any of the Centura Common Stock issued in the Bank Merger, except that Centura's board of directors has approved the purchase in the open market of shares of Centura Common Stock equal in number up to 9.9% of the shares of Centura Common Stock to be issued in the Bank Merger and the Merger.

         (7) Centura has no plan or intention to liquidate Centura Bank; to merge Centura Bank with and into another corporation; to sell or otherwise dispose of the stock of Centura Bank; or to cause Centura Bank to sell or otherwise dispose of any of the assets of State Bank acquired in the Bank Merger, except for dispositions made in the ordinary course of business.

         (8) The liabilities of State Bank assumed by Centura Bank and the liabilities to which the transferred assets of State Bank are subject were incurred by State Bank in the ordinary course of its business.

         (9) Following the Bank Merger, Centura Bank will continue the historic business of State Bank or use a significant portion of State Bank's business assets in a business.

         (10) Centura, Centura Bank, State Bank and the shareholders of State Bank will pay their respective expenses incurred in connection with the Bank Merger, except that Centura will pay the filing fees payable in connection with the Registration Statement and printing costs incurred in connection with the printing of the Registration Statement.

         (11) There is no intercorporate indebtedness existing between Centura and State Bank or between Centura Bank and State Bank that was issued, acquired or will be settled at a discount.

         (12) No party to the transaction is an investment company.

         (13) Pee Dee Bank is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a federal or state court.

         (14) Both the fair market value and the basis of the assets of State Bank transferred to Centura Bank will equal or exceed the sum of the liabilities assumed by Centura Bank plus the amount of liabilities (if any) to which the transferred assets are subject.


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Pee Dee Bankshares, Inc.
January 24, 1998
Page 9

         (15) No stock of Centura Bank will be issued in connection with the Bank Merger.

         (16) The payment of cash to State Bank shareholders in lieu of fractional shares of Centura Common Stock is solely for the purpose of avoiding the expense and inconvenience to Centura of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Bank Merger to the shareholders of State Bank instead of issuing fractional shares of Centura Common Stock will not exceed 1% of the total consideration that will be issued in the Bank Merger to the shareholders of State Bank in exchange for their shares of State Bank Common Stock. The fractional share interests of each shareholder of State Bank will be aggregated, and no State Bank shareholder will receive cash in an amount equal to or greater than the value of one full share of Centura Common Stock.

         (17) None of the compensation received by any shareholder-employee of State Bank will be separate consideration for, or allocable to, any of such shareholder-employee's State Bank Common Stock; none of the shares of Centura Common Stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargained at arms length for similar services.

         (18) At all time during the five-year period ending at the Effective Time, the fair market value of all of State Bank's United States real property interests was and will have been less than 50% of the fair market value of (a) its United States real property interests, (b) its interests in real property located outside the United States, and (c) its other assets used or held for use in a trade or business. For purposes of the preceding sentence, (i) United States real property interests include all interests (other than an interest solely as a creditor) in real property and associated personal property located in the United States or the Virgin Islands and interests in any domestic corporation (other than a controlled corporation) owning any United States real property interests, (ii) State Bank is treated as owning its proportionate share (based on the relative fair market value of its ownership interest to all ownership interests) of the assets owned by any controlled corporation or any partnership, trust or estate in which State Bank is a partner or beneficiary, and (iii) any such entity in turn is treated as owning its proportionate share of the assets owned by any controlled corporation or any partnership, trust or estate in which the entity is a partner or beneficiary. As used in this paragraph, "controlled corporation" means any corporation at least 50% of the fair market value of the stock of which is owned by State Bank (in the case of a first-tier subsidiary of State Bank) or by a controlled corporation (in the case of a lower-tier subsidiary).

         (19) The Agreement represents the entire understanding of Centura and Pee Dee with respect to the Bank Merger.


                                    Opinions

         Based solely on the information submitted and the representations set forth above and assuming that the Bank Merger will take place as described in the Agreement and that the representations made by Pee Dee and Centura are true and correct at the time of consummation of

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Pee Dee Bankshares, Inc.
January 24, 1998
Page 10



Bank Merger, we are of the opinion that:

         (1) If the Bank Merger qualifies as a statutory merger under the North Carolina Code and the South Carolina Code, then notwithstanding the Merger, the Bank Merger will be a reorganization for federal income tax purposes within the meaning of Code ss. 368(a), and Centura, Centura Bank and State Bank will each be "a party to a reorganization" within the meaning of Code ss. 368(b).

         (2) A shareholder of State Bank will recognize no gain or loss for federal income tax purposes upon the exchange of all of such shareholder's State Bank Common Stock solely for shares of Centura Common Stock.

         (3) For federal income tax purposes, the basis of the Centura Common Stock received by a State Bank shareholder in the Bank Merger will be the same as the basis of the State Bank Common Stock surrendered by such shareholder in exchange therefor, less the basis of any fractional share of Centura Common Stock settled by cash payment.

         (4) For federal income tax purposes, the holding period of the Centura Common Stock received by a State Bank shareholder will include the period during which the State Bank Common Stock surrendered in exchange therefor was held by such shareholder, provided that the State Bank Common Stock was held by such shareholder as a capital asset at the Effective Time.

         (5) The payment of cash to State Bank shareholders in lieu of fractional share interests of Centura Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the Bank Merger and then were redeemed by Centura. These cash payments will be treated as having been received as distributions in full payment in exchange for the shares redeemed as provided in Code ss. 302(a).

         (6) Neither Centura, Centura Bank nor State Bank will recognize gain or loss for federal income tax purposes as a result of the Bank Merger.

                                     * * * *

         The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined and the statements set out herein, which we have assumed and you have confirmed to be true on the date hereof and will be true on the date on which the proposed transactions are consummated. Our opinions cannot be relied upon if any of the facts contained in such documents is, or later becomes, inaccurate or if any of the statements set out herein is, or later becomes, inaccurate. Finally, our opinions are limited to the federal income tax matters specifically covered thereby, and we have not addressed any other tax consequences of the proposed transactions.


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Pee Dee Bankshares, Inc.
January 24, 1998
Page 11


         The opinion is being provided solely for the benefit of Pee Dee, State Bank and their respective shareholders. No other person or party is entitled to rely on this opinion.

         We consent to be named in the Registration Statement as attorneys who will pass upon certain legal matters in connection with the offering described in the Registration Statement, and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                        Yours truly,


                                        [SINKLER & BOYD, P.A.]


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